Exhibit 99.1

Wireless Telecom Group INC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696 Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES

SECOND QUARTER 2022 FINANCIAL RESULTS

NEWS RELEASE

Highlights for the quarter ended June 30, 2022:

●	Revenue of $6.1 million compared to $7.8 million for the same period last year
●	Gross profit of $3.4 million compared to $4.4 million for the same period last year
●	Consolidated gross profit margin of 56.3%, compared to 56.2% for the same period last year
●	$13.3 million in cash on balance sheet as of June 30, 2022, and no debt

Highlights for the six months ended June 30, 2022:

●	Test & Measurement revenue increased 6.5% compared to the same period last year
●	Net loss from continuing operations of $(2.8) million, compared to net income from continuing operations of $651,000 for the same period last year
●	Non-GAAP adjusted net loss from continuing operations of $(1.0) million compared to net income of $186,000 for the same period last year
●	Non-GAAP Adjusted EBITDA of $(846,000), compared to Non-GAAP Adjusted EBITDA of $105,000 for the same period last year
●	Bookings of $10.7 million compared to $18.7 million for the same period last year, backlog of $6.4 million as of June 30, 2022
●	July 2022 bookings and contract signatures of $3.0 million

August 9, 2022

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE American: WTT) (the “Company”) announced today results for the three months ended June 30, 2022.

Tim Whelan, CEO of Wireless Telecom Group, Inc. stated, “Second quarter revenues and bookings were impacted by lower sales of digital signal processing cards as well as by supply chain shortages and delayed deliveries, a softening of demand as customers were delaying orders or reducing quantities purchased, and by the lockdown in China resulting from the continued Covid-19 pandemic. There were also certain timing issues, as evidenced by the strength of approximately $3 million in bookings and contract wins that were anticipated to close in June that occurred in July. This includes the $1.5 million multiparty contract with ADVA, which was announced in the fourth quarter last year. We are thrilled to be part of this project researching specialized small cells.”

Mr. Whelan continued, “We believe the pressures that impacted our second quarter results will ease in the second half of this year. We expect that our order flow will significantly improve in the third quarter which will lead to a reacceleration of year-over-year growth for the remainder of the year. Our current bookings and contract expectations for the third quarter are approximately $8 million to $10 million providing a basis for reaccelerating revenue growth in the 2022 second half. If the timing of supply chain delivery improves, we have additional revenue opportunities in the next two quarters, which further increases our basis for growth this year. Additionally, as announced at the annual shareholders meeting on July 29, 2022 we are undergoing a comprehensive strategic review process with CDX Advisors, a tech-enabled investment bank. We have various scenarios under evaluation including the sale of the entire Company or the sale of one or both segments separately. Our goal is to unlock and maximize shareholder value.”

Second Quarter 2022 Operating Results:

●	Consolidated net revenues decreased 22% from the prior year due to lower hardware and software sales at RBS.
●	Gross profit margin of 56% which is consistent with the prior year period. Lower RBS gross profit margin was due primarily to lower software license sales in the quarter, which was offset by continued strong gross profit margins at T&M.
●	Operating expenses were lower by 1.6% as higher stock compensation expense and non-recuring expenses associated with our strategic initiatives were offset by lower research and development expenses, intangible asset amortization expense and headcount related expenses.
●	GAAP net loss from continuing operations of $(1.4) million compared to net income of $1.1 million in the prior year. The higher net loss was due primarily to lower gross profit in the current year and the gain on forgiveness of the PPP loan in the prior year period.
●	Non-GAAP adjusted net loss from continuing operations of $(887,000) compared to adjusted net income of $459,000 in the prior year period. Non-GAAP adjusted net loss from continuing operations is a metric the Company uses to measure its core operations. A reconciliation of net loss from continuing operations to Non-GAAP adjusted net loss from continuing operations is provided later in this press release.
●	Non-GAAP Adjusted EBITDA was a loss of $(778,000) compared to $(161,000) in the prior year. Non-GAAP adjusted EBITDA is a metric the Company uses to measure our core operations. A reconciliation of non-GAAP adjusted EBITDA to GAAP net income is provided later in this press release.

Cash Flow and Balance Sheet

●	Consolidated cash balance of $13.3 million as of June 30, 2022
●	1.7 million common shares repurchased in the second quarter for $2.5 million

Conference Call

As previously announced, Wireless Telecom Group Inc. will host a conference call on August 9, 2022, at 8:30 a.m. ET in which management will discuss second quarter results and related matters. To participate in the conference call, dial 800-346-7359 or 973-528-0008. The conference identification number is 455180.

The call will also be webcast over the internet at the following URL:

https://www.webcaster4.com/Webcast/Page/1690/46304

A replay will be made available on the Wireless Telecom website following the conference call.

Investor Contact

Andrew M. Berger

Managing Director

SM Berger & Company

Tel: (216) 464-6400

andrew@smberger.com

Contact

Michael Kandell

25 Eastmans Road

Parsippany, NJ 07054

Tel: (973) 386-9696

Fax: (973) 386-9191

www.wirelesstelecomgroup.com

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance but provide supplemental information concerning our performance that our investors and we find useful.

The Company defines Non-GAAP adjusted operating income/(loss) as GAAP operating income/(loss) excluding non-cash amortization expense of purchased intangible assets, non-recurring expenses associated with acquisition and divestiture activities, expenses associated with our strategic initiatives and non-cash stock compensation expense.

The Company defines Non-GAAP adjusted net income/(loss) from continuing operations as GAAP net income/(loss) from continuing operations excluding non-cash amortization expense of purchased intangible assets, non-recurring expenses associated with acquisition and divestiture activities, expenses associated with our strategic initiatives, non-cash stock compensation expense and the loss on extinguishment of our Muzinich and Bank of America N.A. credit facilities.

The Company defines EBITDA as its net earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is EBITDA excluding our stock compensation expense, restructuring charges, acquisition and divestitures expenses, expenses associated with our strategic initiatives, integration expenses, unrealized and realized foreign exchange gains and losses, purchase accounting adjustments, non-recurring legal fees associated with the Harris arbitration, goodwill and indefinite lived intangible asset impairment charges, (gain)/loss on change in fair value of contingent consideration, gain on extinguishment of our PPP loan, loss on extinguishment of our Muzinich and Bank of America N.A. credit facilities and other non-recurring costs. A reconciliation of net income/(loss) to non-GAAP Adjusted EBITDA is included as an attachment to this press release.

The Company views Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Income/(Loss) and Non-GAAP Adjusted Net Income/(Loss) from Continuing Operations as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe these Non-GAAP measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash and non-recurring items, including items which do not directly correlate to our business operations.

The Company believes that Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Income/(Loss) and Non-GAAP Adjusted Net Income/(Loss) from Continuing Operations metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management’s entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements include, among others, our expectation that pressures impacting our second quarter will ease in the second half of the year, our expectation that our order flow will significantly improve in the third quarter which will lead to growth in the second half of the year, our current bookings expectations of approximately $8 to $10 million for the third quarter of 2022 which will provide a basis for revenue ramp in the second half of 2022 and our expectation that if the timing of supply chain delivery improves, we have additional opportunity for increasing revenues in the next two quarters which we expect will provide the basis for growth for the full year. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including, among others, the ongoing impact that the conflict in Ukraine and related sanctions have had and may continue to have on our business, supply chain, transportation costs, and our backlog; the impact that the evolving COVID-19 pandemic has had and may continue to have on our supply chain, human capital and the general economy in the future; the impact inflation has had and may continue to have on our business and the economy in general, our dependency on capital spending on data and communication networks by our customers and end users; our dependency on the deployment of 4G LTE and 5G NR private networks and related services to grow our business; the impact of the loss of any significant customers; the ability of our management to successfully implement our evolving business plan; the impact of competitive products and pricing; our abilities to protect our intellectual property rights and our ability to manage risks related to our information technology and cyber security as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, as except as required by law.

About Wireless Telecom Group, Inc.

Wireless Telecom Group, Inc., comprised of Boonton, CommAgility, Holzworth, and Noisecom, is a global designer and manufacturer of advanced RF and microwave components, modules, systems, and instruments. Serving the wireless, telecommunication, satellite, military, aerospace, and semiconductor industries, Wireless Telecom Group products enable innovation across existing and emerging wireless technologies. With a product portfolio including peak power meters, signal generators, phase noise analyzers, signal processing modules, LTE PHY/stack software, noise sources, and programmable noise generators, Wireless Telecom Group supports the development, testing, and deployment of wireless technologies around the globe. Wireless Telecom Group, Inc.’s website address is wirelesstelecomgroup.com.

Wireless Telecom Group INC.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(UNAUDITED)

(In thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2022	2021	2022	2021
Net revenues	$6,068	$7,788	$13,664	$15,972

Cost of revenues	2,653	3,410	5,894	6,740

Gross profit	3,415	4,378	7,770	9,232

Operating expenses
Research and development	1,126	1,244	2,285	2,400
Sales and marketing	1,261	1,144	2,520	2,339
General and administrative	2,706	2,787	6,098	5,638
Total operating expenses	5,093	5,175	10,903	10,377

Operating loss	(1,678)	(797)	(3,133)	(1,145)

Gain/(loss) on extinguishment of debt	-	2,045	(792)	2,045
Other income/(expense)	32	(17)	133	10
Interest expense	-	(285)	(177)	(582)

Income/(loss) before taxes	(1,646)	946	(3,969)	328
Tax benefit	(286)	(179)	(1,136)	(323)
Net income/(loss) from continuing operations	$(1,360)	$1,125	$(2,833)	$651

Net income from discontinued operations, net of taxes	-	412	11,670	652
Net income/(loss)	$(1,360)	$1,537	$8,837	$1,303

Other comprehensive income/(loss):
Foreign currency translation adjustments	(380)	12	(517)	87
Comprehensive income/(loss)	$(1,740)	$1,549	$8,320	$1,390

Income/(loss) per share from continuing operations:
Basic	$(0.06)	$0.05	$(0.13)	$0.03
Diluted	$(0.06)	$0.05	$(0.13)	$0.03

Income per share from discontinued operations:
Basic	$0.00	$0.02	$0.53	$0.03
Diluted	$0.00	$0.01	$0.48	$0.02

Income/(loss) per share:
Basic	$(0.06)	$0.07	$0.40	$0.06
Diluted	$(0.06)	$0.06	$0.35	$0.05

Weighted average shares outstanding:
Basic	21,857	21,763	22,151	21,728
Diluted	21,857	24,343	24,200	24,063

CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value)

	(Unaudited)
	June 30 2022	December 31 2021
CURRENT ASSETS
Cash & cash equivalents	$13,338	$4,472
Accounts receivable - net of reserves of $180 and $196, respectively	4,007	2,407
Inventories - net of reserves of $678 and $681, respectively	5,247	5,088
Prepaid expenses and other current assets	2,156	1,689
Current assets of discontinued operations	-	6,869
TOTAL CURRENT ASSETS	24,748	20,525

PROPERTY PLANT AND EQUIPMENT - NET	1,272	1,110

OTHER ASSETS
Goodwill	9,701	10,108
Acquired intangible assets, net	3,243	3,661
Deferred income taxes	2,904	5,580
Right of use assets	867	1,146
Other assets	269	284
Non current assets of discontinued operations	-	1,937
TOTAL OTHER ASSETS	16,984	22,716

TOTAL ASSETS	$43,004	$44,351

CURRENT LIABILITIES
Short term debt	$-	$126
Accounts payable	1,404	1,481
Short term leases	484	585
Accrued expenses and other current liabilities	5,242	6,676
Deferred revenue	132	408
Current liabilities of discontinued operations	-	1,965
TOTAL CURRENT LIABILITIES	7,262	11,241

LONG TERM LIABILITIES
Long term debt	-	3,595
Long term leases	430	615
Other long term liabilities	37	52
Deferred tax liability	205	228
TOTAL LONG TERM LIABILITIES	672	4,490

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, $.01 par value, 2,000,000 shares authorized, none issued	-	-
Common stock, $.01 par value, 75,000,000 shares authorized 36,250,636 and 35,915,636 shares issued, 21,290,098 and 22,666,072 shares outstanding	362	359
Additional paid in capital	52,226	51,555
Retained earnings	9,391	554
Treasury stock at cost, 14,960,538 and 13,249,564 shares	(27,163)	(24,619)
Accumulated other comprehensive income	254	771
TOTAL SHAREHOLDERS’ EQUITY	35,070	28,620

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$43,004	$44,351

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Six Months
	Ended June 30
	2022	2021
CASH FLOWS PROVIDED/(USED) BY OPERATING ACTIVITIES
Net income	$8,837	$1,303
Adjustments to reconcile net loss to net cash provided/(used) by operating activities:
Depreciation and amortization	751	1,065
Extinguishment of PPP loan	-	(2,045)
Loss on extinguishment of term debt	792	-
Gain on sale of Microlab	(16,403)	-
Amortization of debt issuance fees	55	150
Share-based compensation expense	650	203
Deferred rent	(15)	(15)
Deferred income taxes	2,677	320
Provision for doubtful accounts	(16)	71
Inventory reserves	28	85
Changes in assets and liabilities, net of divestiture:
Accounts receivable	(1,581)	(1,079)
Inventories	(457)	(645)
Prepaid expenses and other assets	(57)	319
Accounts payable	304	585
Deferred revenue	(257)	-
Accrued expenses and other liabilities	(842)	77
Net cash provided/(used) by operating activities	(5,534)	394

CASH FLOWS PROVIDED/(USED) BY INVESTING ACTIVITIES
Capital expenditures	(326)	(313)
Deferred purchase price payment	(250)	(200)
Divestiture of Microlab, net	22,753	-
Net cash provided/(used) by investing activities	22,177	(513)

CASH FLOWS USED BY FINANCING ACTIVITIES
Term loan repayments	(4,432)	(470)
Acquisition of treasury stock	(2,525)	-
Payment of contingent consideration	(658)	(105)
Proceeds from exercise of stock options	24	-
Shares withheld for employee taxes	(19)	(17)
Net cash used by financing activities	(7,610)	(592)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(167)	14
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	8,866	(697)

Cash and Cash Equivalents, at Beginning of Period	4,472	4,910

CASH AND CASH EQUIVALENTS, AT END OF PERIOD	$13,338	$4,213

SUPPLEMENTAL INFORMATION:
Cash paid during the period for interest	$122	$204
Cash paid during the period for income taxes	$597	$110

NET REVENUE AND GROSS PROFIT BY SEGMENT

(In thousands)

Unaudited

	Three months ended June 30,
	Revenue		% of Revenue		Change
	2022	2021	2022	2021	Amount	Pct.
Test and measurement	$5,489	$5,521	90.5%	70.9%	$(32)	-0.6%
Radio, baseband, software	579	2,267	9.5%	29.1%	(1,688)	-74.5%
Total net revenues	$6,068	$7,788	100.0%	100.0%	$(1,720)	-22.1%

	Three months ended June 30,
	Gross Profit		Gross Profit %		Change
	2022	2021	2022	2021	Amount	Pct.
Test and measurement	$3,170	$3,270	57.8%	59.2%	$(100)	-3.0%
Radio, baseband, software	245	1,108	42.3%	48.9%	(863)	-77.9%
Total gross profit	$3,415	$4,378	56.3%	56.2%	$(963)	-22.0%

	Six months ended June 30,
	Revenue		% of Revenue		Change
	2022	2021	2022	2021	Amount	Pct.
Test and measurement	$11,548	$10,848	84.5%	67.9%	$700	6.5%
Radio, baseband, software	2,116	5,124	15.5%	32.1%	(3,008)	-58.7%
Total net revenues	$13,664	$15,972	100.0%	100.0%	$(2,308)	-14.5%

	Six months ended June 30,
	Gross Profit		Gross Profit %		Change
	2022	2021	2022	2021	Amount	Pct.
Test and measurement	$6,678	$6,324	57.8%	58.3%	$354	5.6%
Radio, baseband, software	1,092	2,908	51.6%	56.8%	(1,816)	-62.4%
Total gross profit	$7,770	$9,232	56.9%	57.8%	$(1,462)	-15.8%

SEGMENT FINANCIAL STATEMENTS

(In thousands, unaudited)

	Three months ended			Three months ended			Six months ended			Six months ended
	June 30, 2022			June 30, 2021			June 30, 2022			June 30, 2021
	T&M	RBS	Total	T&M	RBS	Total	T&M	RBS	Total	T&M	RBS	Total
Net revenues	$5,489	$579	$6,068	$5,521	$2,267	$7,788	$11,548	$2,116	$13,664	$10,848	$5,124	$15,972
Cost of revenues	2,319	334	2,653	2,251	1,159	3,410	4,870	1,024	5,894	4,524	2,216	6,740
Gross profit	3,170	245	3,415	3,270	1,108	4,378	6,678	1,092	7,770	6,324	2,908	9,232

Operating expenses	1,987	1,440	3,427	1,808	1,788	3,596	3,857	3,038	6,895	3,480	3,623	7,103

Segment profitability	1,183	(1,195)	(12)	1,462	(680)	782	2,821	(1,946)	875	2,844	(715)	2,129

Corporate expenses			1,666			1,579			4,008			3,274
Operating loss			(1,678)			(797)			(3,133)			(1,145)

Other income/(expense)			32			2,028			(659)			2,055
Interest expense			-			(285)			(177)			(582)

Income/(loss) before taxes			(1,646)			946			(3,969)			328

Tax provision/(benefit)			(286)			(179)			(1,136)			(323)
Net income/(loss) from continuing operations			(1,360)			1,125			(2,833)			651

Net income from discontinued operations, net of tax			-			412			11,670			652
Net income/(loss)			$(1,360)			$1,537			$8,837			$1,303

Depreciation and Amortization	$255	$63	$317	$225	$249	$473	$534	$217	$751	$448	$494	$942

RECONCILIATION OF NON GAAP MEASURES

(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	(Unaudited)		(Unaudited)
	2022	2021	2022	2021
Net Income/(loss) from continuing operations	$(1,360)	$1,125	$(2,833)	$651
Tax (Provision)/Benefit	(286)	(179)	(1,136)	(323)
Depreciation and amortization expense	317	473	751	942
Interest expense	-	285	177	582
Non-GAAP EBITDA	(1,329)	1,704	(3,041)	1,852
Stock compensation expense	320	89	650	203
Divestiture and strategic initiative expenses	213	72	743	72
Restructuring Costs	-	-	-	25
FX (Gain)/Loss	18	19	10	(6)
PPP Loan Forgiveness	-	(2,045)	-	(2,045)
Loss on Extinguishment of Debt	-	-	792	-
Non Recurring Arbitration Legal Costs	-	-	-	4
Non-GAAP Adjusted EBITDA	$(778)	$(161)	$(846)	$105

	Three Months Ended		Six Months Ended
	June 30		June 30
	(Unaudited)		(Unaudited)
	2022	2021	2022	2021
GAAP Operating Income/(Loss), as reported	$(1,678)	$(797)	$(3,133)	$(1,145)
Adjustments:
Amortization of acquired intangible assets	143	331	378	660
Divestiture and strategic initiative expenses	213	72	743	72
Stock Compensation Expense	320	89	650	203
Restructuring costs	-	-	-	25
Total Adjustments to operating income/(loss)	676	492	1,771	960
Non-GAAP Adjusted Operating Income/(Loss)	$(1,002)	$(305)	$(1,362)	$(185)

	Three Months Ended		Six Months Ended
	June 30		June 30
	(Unaudited)		(Unaudited)
	2022	2021	2022	2021
Net Income/(loss) from continuing operations, as reported	$(1,360)	$1,125	$(2,833)	$651
Adjustments:
Total pretax adjustments to operating income/(loss)	676	492	1,771	960
Loss/(Gain) on Extinguishment of Debt	-	(2,045)	792	(2,045)
Total Adjustments to Net loss from continuing operations	676	(1,553)	2,563	(1,085)
Tax effects of adjustments	203	(887)	768	(620)
Non-GAAP Adjusted Net Income/(loss) from continuing operations	$(887)	$459	$(1,038)	$186

Basic EPS, as reported	$(0.06)	$0.05	$(0.13)	$0.03
Diluted EPS, as reported	$(0.06)	$0.05	$(0.13)	$0.03

Non-GAAP Adjusted Basic EPS	$(0.04)	$0.02	$(0.05)	$0.01
Non-GAAP Adjusted Diluted EPS	$(0.04)	$0.02	$(0.05)	$0.01

Basic Shares	21,857	21,763	22,151	21,728
Diluted Shares	21,857	24,343	22,151	24,063